Exhibit 10.60

AMENDMENT NO. 1 TO BERLITZ INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amendment No. 1 (the "Amendment") to the Berlitz International, Inc.
(the "Company") Supplemental Executive Retirement Plan (the "Plan") is adopted effective as of December 7, 1999, the date on which the Amendment was approved by the Compensation Committee and Board of Directors of the Company. Terms used in this Amendment shall have the same meaning as set forth in the original Plan.

The Amendment is as follows:

1. Effective on their retirements which is anticipated to occur in 1999 or 2000, the Applicable Percentages with respect to the Participants named in Schedule 1 to this Amendment shall be forty percent (40%).

2. Section 3.2.2. of the Plan is hereby amended by deleting the period at the end of each sentence and adding the following: ", except as otherwise specifically provided in an Amendment to the Plan."

3. Except as amended by this Amendment No. 1, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the BERLITZ INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized officers and its corporate seal to be hereunto affiixed on this 7th day of December, 1999.

BERLITZ INTERNATIONAL, INC.

BY: /s/ HIROMASA YOKOI
    ------------------
        Hiromasa Yokoi
        Vice Chairman, Chief Executive Officer and President

BY: /s/ DAVID A HORN
    ----------------
        David Horn
        Vice President, Human Resources

SCHEDULE 1

Individuals designated to receive increased Applicable Percentage of 40% upon retirement:

Hiromasa Yokoi, Vice Chairman, Chief Executive Officer and President

Henry D. James, Executive Vice President and Chief Financial Officer

Robert C. Hendon, Jr., Vice President, General Counsel and Secretary

David Horn, Vice President, Worldwide Human Resources and Training